SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               SOUTHDOWN, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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
                                 SOUTHDOWN, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To our Shareholders:

      Southdown, Inc. will hold its Annual Meeting of Shareholders on Thursday, May 18, 2000, at 8:30 a.m. Houston time. The meeting will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. Southdown's shareholders will act upon the following matters at the Annual Meeting or at any adjournment of that meeting:

      1.    Election of four directors to serve until 2003;

      2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2000; and

      3. Any other matters that may properly come before the meeting or at any adjournment of the meeting.

      Only shareholders of record at the close of business on March 27, 2000 will be entitled to vote at the meeting and at any adjournment of the meeting. In order that your shares may be represented at the Annual Meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                             By Order of the Board of Directors



                             Patrick S. Bullard
                             SENIOR VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY

Houston, Texas
March 31, 2000

                                 SOUTHDOWN, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                     SUMMARY


PROPOSALS TO BE VOTED ON
Two proposals.
o     Election of four directors
o Ratification of Deloitte & Touche LLP as our independent auditors for 2000.

RECORD DATE
Only shareholders of record at the close of business on March 27, 2000 are entitled to vote. Holders of our common stock are entitled to one vote per share.

MEETING ATTENDANCE
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

PROCEDURE FOR VOTING
You can vote in person or by proxy. Proxies may be submitted by mail or other delivery, by telephone or by the internet. Instructions are included in your proxy material for each methods of voting. To vote in person, you must attend the meeting and submit a written ballot which will be provided there.

VOTE OF PROXY RETURNED WITHOUT INSTRUCTIONS
If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR election of all the nominees for director (Proposal 1) and FOR ratification of appointment of Deloitte & Touche LLP (Proposal 2).

CHANGING YOUR VOTE
You can revoke your proxy at any time before the Annual Meeting (1) by writing to Southdown's Secretary, (2) by attending the meeting and casting your vote in person, or (3) by sending in a later-dated proxy.

QUORUM
As of the record date there were 35,911,473 shares of common stock outstanding. Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum. If you have properly signed your proxy card, you will be considered part of the quorum. Broker non-votes - which occur when a broker does not have authority to vote - will not be counted toward establishing a quorum if they are non-votes as to all proposals.

NECESSARY VOTE FOR APPROVAL
o Election of Directors - Directors are elected by a plurality of the shares of common stock present and voting at the meeting. Abstentions and non-votes will have no effect on the vote.

o Ratification of Auditors - Submission of the appointment of Deloitte & Touche LLP to Southdown's shareholders is not required. However, the appointment will be deemed ratified if approved by a majority of the votes cast on the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes are not counted as votes cast either for or against the proposal.

VOTE TABULATION
Representatives of American Stock Transfer & Trust Company will tabulate the votes and act as the inspectors of election.

SHARES HELD IN BROKERAGE ACCOUNT
If your shares are held in a brokerage account or similar type account, you are considered the beneficial owner of these shares. The card enclosed is a request from your broker for instructions as to how you want your beneficially owned shares voted on each proposal.

TWO OR MORE CARDS RECEIVED
It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names or that you hold some shares in your name and other shares in "street" name through your broker. You should return each of the proxy cards in accordance with its instructions to ensure that all of your shares are voted.

DATE OF MAILING
This Proxy Statement was first sent to shareholders on or about April 17, 2000.

FURTHER QUESTIONS
You may call Georgeson Shareholder Communication Inc. at (800) 223-2064 if you have any questions.

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
                               BOARD OF DIRECTORS

      THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION. THE INFORMATION AS TO AGE, PRINCIPAL OCCUPATION AND DIRECTORSHIPS HELD IN OTHER COMPANIES HAS BEEN FURNISHED BY EACH DIRECTOR.

                              ELECTION OF DIRECTORS

      Our Articles of Incorporation divide our Board into three classes (Class I, Class II and Class III), having staggered terms of three years each. The present term of office of the directors in Class III will expire at the Annual Meeting. The Board has selected Clarence C. Comer, Robert G. Potter, Robert J. Slater, and George E. Uding, Jr., each of whom currently serves on the Board, as nominees for election at the Annual Meeting. If elected, Messrs. Comer, Potter, Slater, and Uding will each serve for a three-year term expiring at the Annual Meeting of Shareholders in 2003.

      All nominees have consented to serve as directors. The Board has no reason to believe that any of the nominees will be unable to act as a director. If any director is unable to stand for re-election at the Annual Meeting, however, the Board may either reduce the size of the Board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute. Should a vacancy on the Board occur between meetings, the Board may fill the vacancy by electing a director to complete the term of office of the class in which the vacancy exists. If the Board increases the total number of directorships, the Board may also fill the vacancies created by the increase in size. Those directors, however, would serve for a term expiring at the next annual meeting of shareholders and would not be designated as a member of a class.

      Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the four nominees.


--------------------------------------------------------------------------------
         CLASS III DIRECTORS NOMINATED FOR ELECTION - TERM EXPIRING 2003
--------------------------------------------------------------------------------

CLARENCE C. COMER                                           Director since 1986

      Mr. Comer, 52, has been President and Chief Executive Officer of our company since February 1987. He is also a director of Consolidated Graphics, Inc., a company engaged in commercial and financial printing.

ROBERT G. POTTER                                            Director since 1996

      Mr. Potter, 61, was Chairman and Chief Executive Officer of Solutia Inc., a diversified manufacturer of specialty chemical products, from 1997 until his retirement in 1999. For more than five years prior to assuming his position with Solutia, Mr. Potter was the Executive Vice President and Advisory Director of Monsanto Company, a diversified chemical and manufacturing company. Mr. Potter is also a director of Solutia Inc. and of Stepan Co., a manufacturer of specialty and intermediate chemicals.

ROBERT J. SLATER                                            Director since 1993

      Mr. Slater, 62, is President of Jackson Consulting, Inc., a private consulting and investment company specializing in advising basic industries, and has served in that position for more than five years. He is also a director of First Industry Realty Trust, Inc., an owner and operator of industrial real estate.

GEORGE E. UDING, JR.                                        Director since 1998

      Mr. Uding, 68, served as President, Chief Operating Officer and a director of Medusa Corporation for more than five years prior to his retirement in June 1998. Prior to our merger with Medusa, Medusa was a publicly-held manufacturer of portland cement and producer of other construction materials.

      THE ELECTION OF DIRECTORS REQUIRES THE FAVORABLE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT AND VOTING, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING. YOUR BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS.

--------------------------------------------------------------------------------
                CONTINUING CLASS I DIRECTORS - TERM EXPIRING 2001
--------------------------------------------------------------------------------

ROBERT S. EVANS                                             Director since 1998

      Mr. Evans, 56, is Chairman and Chief Executive Officer of Crane Co., a diversified manufacturer of engineered products, a position he has held for more than five years. He is also a director of Fansteel, Inc., a specialty metals manufacturer, of Hexcel Corporation, a manufacturer of advanced structural materials, of Huttig Building Products, Inc., a distributor of building materials, and of HBD Industries, Inc., a holding company of a diversified manufacturer.

DAVID J. TIPPECONNIC                                        Director since 1996

      Mr. Tippeconnic, 60, is President and Chief Executive Officer of CITGO Petroleum Corporation, a refiner and marketer of petroleum products, petrochemicals and other industrial products. From 1995 to 1997, when he assumed his present position, he was President and Chief Executive Officer of UNO-VEN Company, a joint venture between Unocal and Petroleos de Venezuela S.A. that refines and markets petroleum products.

V. H. VAN HORN III                                          Director since 1988

      Mr. Van Horn, 61, was President, Chief Executive Officer and a director of National Convenience Stores, Inc., an operator of convenience stores, for more than five years prior to his retirement in 1996.

STEVEN B. WOLITZER                                          Director since 1993

      Mr. Wolitzer, 47, is Managing Director, Head of Mergers and Acquisitions Group, of Lehman Brothers Inc., an investment banking firm. He has held this position for more than five years.

--------------------------------------------------------------------------------
               CONTINUING CLASS II DIRECTORS - TERM EXPIRING 2002
--------------------------------------------------------------------------------

FRANK J. RYAN                                               Director since 1993

      Mr. Ryan, 68, has been Chairman of Southdown's Board since 1995. Since 1990 he has been a private investor. Prior to that time he was President and Chief Operating Officer of Air Products and Chemicals, Inc., a manufacturer of industrial gases and chemicals.

WHITSON SADLER                                              Director since 1996

      Mr. Sadler, 59, is President and Chief Executive Officer of Solvay America, Inc., a United States subsidiary of Solvay S.A, a position he has held for more than five years. Solvay S.A. is a major European chemical company headquartered in Brussels, Belgium.

J. BRUCE TOMPKINS                                           Director since 1998

      Mr. Tompkins, 50, is Southdown's Executive Vice President and Chief Operating Officer. Before he was elected to that office in October 1997, he was our Executive Vice President - Cement for more than five years.

                          THE BOARD AND ITS COMMITTEES

NUMBER OF MEETINGS

      The Board met six times during 1999 and its committees met as noted below. All of our directors attended 75% or more of all applicable Board and committee meetings during 1999.

FINANCE AND AUDIT COMMITTEE

      The Finance and Audit Committee reviews our financial statements with our independent auditors, including a discussion of our accounting principles and the integrity and clarity of our financial reporting processes. The committee reviews audit plans and results; inquires into the effectiveness of our financial and accounting controls and our internal auditing procedures; and reviews the adequacy of our information systems. The committee also reviews the financial performance of our defined benefit employee retirement plan. In addition, the committee makes recommendations to the whole Board regarding selection of independent auditors, current and proposed financing strategies, issuance and repurchases of our securities and dividend and other distribution policies.

      The members of the Finance and Audit Committee are Mr. Sadler (Chairman), Mr. Ryan, Mr. Slater, Mr. Van Horn and Mr. Wolitzer. No member of the committee is an officer or employee of the company. The committee met eleven times in 1999.

COMPENSATION AND DEVELOPMENT COMMITTEE

      The Compensation and Development Committee reviews compensation policies of the company, reviews performance and approves compensation for our Named Officers and administers our stock option plans other than our 1991 Stock Option Plan for Non-Employee Directors, which is administered by the Nominating and Governance Committee. The committee also reviews the Company's management resources and its executive selection and development processes; and reviews and evaluates long-range planning for an orderly succession of senior executives.

      The members of the Compensation and Development Committee are Mr. Potter (Chairman), Mr. Evans, Mr. Ryan, Mr. Tippeconnic and Mr. Van Horn. No member of the committee is an officer or employee of the company. The committee met seven times during 1999.

NOMINATING AND GOVERNANCE COMMITTEE

      The Nominating and Governance Committee researches and recommends to the Board nominees for election to the Board. The committee will review candidates for director suggested by any shareholder in writing to the Secretary of the company at least 60 days prior to the anniversary date of this proxy statement. The committee reviews Board governance practices generally, including the structure and size of the Board. The committee also develops recommendations to set and monitor Board performance goals, including the process for developing and implementing Board performance assessment.

      The members of the Nominating and Governance Committee are Mr. Ryan (Chairman), Mr. Potter, Mr. Sadler, Mr. Uding and Mr. Wolitzer. No member of the committee is an officer or employee of the company, although Mr. Uding provides consulting services to the Company under a consulting agreement. See "Board Compensation Arrangements and Transactions." The committee met four times during 1999.

PUBLIC POLICY COMMITTEE

      The Public Policy Committee reviews, monitors and makes recommendations regarding the company's health, safety and environmental affairs policies; the company's policies on important social, political and public issues, including governmental relations, community relations and charitable contributions; the company's equal employment opportunity policies; and the company's Code of Business Conduct.

      The members of the Public Policy Committee are Mr. Tippeconnic (Chairman), Mr. Slater, Mr. Tompkins and Mr. Uding. The Board formed the committee in May 1999 and it met three times during the year.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

      THIS SECTION CONTAINS TABLES THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR FIVE MOST HIGHLY PAID EXECUTIVE OFFICERS DURING 1999 (THE "NAMED OFFICERS"). IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING OUR COMPANY'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR COMPENSATION COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                  ----------------------------------------------------    ----------------------------------------
                                                                             OTHER
                                 FISCAL                                      ANNUAL        RESTRICTED     STOCK         ALL OTHER
    NAME & PRINCIPAL POSITION     YEAR      SALARY        BONUS           COMPENSATION    STOCK AWARDS   OPTIONS      COMPENSATION
    -------------------------     ----      ------        -----           ------------    ------------   -------      ------------
                                                                              (2)             (3)                          (4)
Clarence C. Comer                 1999       $590,000    $1,036,630            -               -           145,000         -0-
   President  and Chief           1998        546,000       700,000            -            $424,000        35,200         -0-
   Executive Officer              1997        546,000       645,372            -               -            36,000         -0-

J. Bruce Tompkins                 1999        410,000       602,700            -               -            84,000        $4,800
   Executive Vice President       1998        350,000       344,750            -             272,000        16,700         4,800
   and Chief Operating Officer    1997        313,500       278,075            -               -            11,800         4,800

Dennis M. Thies                   1999        277,000       337,386            -               -            41,000         4,800
   Executive Vice President-      1998        243,383       220,641            -             144,000        11,000         4,800
   Finance and Chief Financial    1997        233,000       179,410            -               -             5,300         4,800
   Officer

David J. Repasz                   1999        210,000       230,160            -               -            21,500         4,800
   Senior Vice President-         1998        180,000       136,850 (1)        -              92,000         4,400         4,800
   Cement Operations              1997        142,033        85,835            -               -             2,200         4,800

Patrick S. Bullard                1999        200,000       216,600 (1)        -               -            21,500         4,800
   Senior Vice President-         1998        165,666       132,940 (1)        -              90,000         4,400         4,800
   General Counsel and            1997        143,000        92,448            -               -             2,200         4,800
   Secretary

(1) These amounts include the following amounts deferred under our Key Employee Security Option Plan: in 1999, $108,300 by Mr. Bullard, and in 1998, $136,850 and $93,058, respectively, by Mr. Repasz and Mr. Bullard. For a description of this plan, see the Employee Compensation and Development Committee Report on Executive Compensation section of this Proxy Statement.

(2) Although the officers receive certain perquisites, such as a car allowance and life insurance, the value of these perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) The amount shown is the value of the restricted stock award on the date of grant, January 20, 1999. The award will vest in full three years from that date and is subject to the executive's continued employment. Dividends will be paid on the restricted stock.

(4) These amounts represent our contribution to the Retirement Savings Plan on behalf of the executive.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Development Committee includes only directors who are not employees. The Committee approves base salary, bonus, stock options grants and other remuneration for the five most highly compensated executive officers of the company. The Committee recommends to the whole Board compensation plans in which senior management and directors are eligible to participate.

            COMPENSATION POLICIES AND PROGRAMS. The Committee believes that the ultimate goal of the executive compensation program should be to align the interests of management with those of the shareholders in maximizing shareholder value over the long term. The Committee believes that the best way to do this is by tying the financial interests of company executives closely to the interests of our shareholders through a combination of annual cash incentives, stock options and other methods described below. The Committee believes that the company's executive compensation program should:

      o Motivate executives toward effective long-term management through stock programs that focus executives' attention on increasing shareholder value, as measured by stock price;

      o Reward effective, efficient ongoing management of operations through annual incentives that are tied to company and individual performance; and

      o Provide the ability to attract and retain executives through salary levels that are competitive with other leading industrial companies.

            Our executive compensation program includes the following components, each of which is tied to the company's and the executive's performance.

            BASE SALARY: The Committee believes that salaries should reflect company and individual performance in meeting the Committee's goal of maximizing shareholder value. The Committee considers company performance measures including profitability, positive stock price trends and effective cash flow and balance sheet management. The Committee also considers individual performance measures that vary depending on the executive's sphere of responsibility, but which generally include revenue and earnings growth, expense control, improvement of products and services and asset management. No specific weighting is applied to any particular measure. The Committee reviews annually the performance of senior executive officers. The Chief Executive Officer also is reviewed comprehensively by the whole Board annually. Salary increases are granted to senior executive officers only in years during which the company's and the individual's performance justify an increase and are limited to ranges competitive with other industrial companies.

            INCENTIVE PLAN: The Annual Incentive Plan or bonus plan is based upon performance measures set by the Board at the beginning of the year. The performance measures for 1999 were (1) a comparison of the company's diluted earnings per share to a targeted earnings projection and (2) the company's return on assets as compared to the return on assets of a peer group. Each of these measures is weighted at 35%. The remaining 30% of the award is discretionary based upon individual performance.

            KEY EMPLOYEE SECURITY OPTION PLAN: Under our Key Employee Security Option Plan, key employees, including the Named Officers, may elect to forgo payment of all or a portion of amounts due them under the Annual Incentive Plan and instead receive an option to purchase investment securities from the company. The investment securities available for purchase under the option are publicly-traded mutual funds of varying investment risk. The option, which is not exercisable until six months after the date of grant, calls for an exercise price of 70% of the fair market value of the investment securities on the date of exercise. The fair market value of the option on the date of grant equals the amount of the forfeited bonus payment. This plan is structured to defer recognition of taxable income by the employee until the option is exercised.

            STOCK OPTIONS: The Committee believes that stock options are crucial to motivate the long-term creation of shareholder value because stock options focus executive attention on stock price as the primary measure of performance. The committee considers the grant of options to senior executive officers each year and bases the grants on company and individual performances and competitive practices within the industry. The Committee has established several guidelines regarding the grant of options to senior executive officers. These guidelines provide that (1) all stock options will be granted at full market value on the date of grant so that executives realize gain only to the extent that our stock price appreciates and (2) the quantity of options granted will be tied to industry practice and the compensation and performance level of the executive. In addition, since the options vest over a period of years, they enhance our ability to retain senior executive officers while encouraging these officers to take a long-term view in their management decisions.

            RESTRICTED STOCK: The Committee believes that significant positive events for the company may occur which merit additional executive compensation awards. During 1998, the company consummated the merger with Medusa, which resulted in an increase of approximately 50% in the company's revenues and a significant increase in net earnings. To recognize management's contribution to the successful completion of the merger and the company's financial performance, and to maintain competitive compensation awards in such circumstances, the Committee awarded restricted stock from the company's treasury to certain members of senior management. The stock vests in three years, which the Committee believes enhances the company's ability to retain its senior officers, to align their interests with those of the other shareholders and to encourage them to take a long-term view in their management decisions.

            COMPENSATION AGREEMENTS: The company has entered into employment agreements with certain of its executives that specify the terms and conditions of their employment. Central to these agreements are post-takeover employment arrangements. The Committee believes that these change in control agreements are an essential aspect of the terms of employment of senior executive officers and recognizes the importance of retaining the company's senior executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). See "Employment and Other Agreements" for a more detailed discussion of the terms of these employment agreements.

            COMPENSATION OF THE CHIEF EXECUTIVE OFFICER: The CEO's salary, annual incentive payments and stock option grants are determined in part based upon the same company and individual performance measures described above. Within this framework, the CEO's compensation is based upon the CEO's individual contribution to the business, level of responsibility and career experience. None of these factors has a specific weight and no particular formulas or procedures are used. This type of evaluation, along with a periodic review of the compensation levels of other CEO's and executive officers of other companies of similar size, are the main factors in determining the CEO's total compensation package.

            EXECUTIVE SHARE OWNERSHIP GUIDELINES. The Committee believes strongly that another way to reinforce the link between the executives' interests and your interests is for the executives to own a significant amount of Southdown stock. As a result, the company adopted formal share ownership guidelines in 1999 for the Named Officers. To comply with the guidelines, the following executives would own shares of the company's stock with values equal to the following multiples of their base salary:

                                                                MULTIPLE OF
               POSITION                                            SALARY
               --------                                         -----------
               Chief Executive Officer                             Three
               Executive Vice Presidents                            Two
               Senior Vice Presidents who are Named Officers        One

THE COMPENSATION AND DEVELOPMENT COMMITTEE

      Robert G. Potter, Chairman
      Robert S. Evans
      Frank J. Ryan
      David J. Tippeconnic
      V. H. Van Horn III

                           FIVE YEAR PERFORMANCE GRAPH

      THE GRAPH BELOW COMPARES THE CUMULATIVE TOTAL SHAREHOLDER RETURN OF OUR COMPANY WITH THE CUMULATIVE RETURN ON THE S&P 500 STOCK INDEX AND A PEER GROUP. THE PEER GROUP IS COMPOSED OF A NUMBER OF COMPANIES WITH WHICH WE COMPETE (SEE FOOTNOTE 2). WE BELIEVE OUR OVERALL PERFORMANCE GOALS MAKE THE PEER GROUP AN APPROPRIATE BENCHMARK.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS (1)

                         1994      1995      1996      1997      1998      1999
                        ------    ------    ------    ------    ------    ------
Southdown ..........    100.00    134.48    218.14    417.30    422.02    372.43
Peer Group .........    100.00    111.70    136.44    199.45    272.19    213.18
S & P 500 ..........    100.00    137.58    169.17    225.60    290.08    351.11


(1) The graph assumes that $100 was invested on December 31, 1994 in the Company's common stock, the S&P 500 index and the peer group and that dividends on those purchases were reinvested quarterly.

(2) The peer group includes Giant Cement Holding, Inc., Lafarge Corporation, Lone Star Industries, Medusa Corporation and Centex Construction Products, Inc. Information for Medusa Corporation is included only for years prior to 1998 when it merged with the Company. Information for Lone Star Industries is included only for years prior to 1999 when it was acquired by another company and ceased being a publicly-held company.

BOARD COMPENSATION ARRANGEMENTS AND TRANSACTIONS

      As approved by shareholders in May 1999, compensation for Board members who are not employees depends exclusively on the company's stock performance. Accordingly, the non-employee members of the Board of Directors are compensated for their services through grants of stock options under the 1991 Stock Option Plan for Non-Employee Directors. The plan calls for each non-employee director to be granted options to acquire 10,000 shares of common stock on the date of such director's first election to the Board and an additional option to acquire 7,500 shares at each subsequent annual meeting of shareholders. Board committee chairmen receive an additional 500 options annually. The Chairman of the Board receives an additional 18,500 options annually. All options are granted with an exercise price equal to the fair market value of the common stock on the grant date and become fully exercisable in six months.

      Until May 1999, Mr. Ryan received a fee of $12,500 per month for his services as Chairman of the Board. Members of the Board, other than the Chairman and those directors who were employees, received a fee of $3,000 per month for their services as directors. At least 50% of these fees were paid in fair market value of common stock under our Phantom Stock and Deferred Compensation Plan for Non-employee Directors. That plan deferred the recognition of compensation by the director by deferring the issuance of the common stock earned until he leaves the Board. Also, until May 1999, we had a Directors' Retirement Plan which provided retirement benefits to all directors who were not covered by our qualified retirement plan and who had served on the Board for a minimum of five years. The annual benefit payable at the later of age 65 or the date of retirement was equal to two-thirds of the total fees paid to the director during his last twelve months of service on the Board and was payable for a period equal to the period of his service on the Board.

      After our 1999 Annual Meeting of Shareholders, future awards under the Phantom Stock and Deferred Compensation Plan were suspended. At the same time, benefits under the Directors' Retirement Plan were frozen, and each director elected to forego those benefits in exchange for phantom stock units similar to those issued under the phantom stock plan. The directors remain entitled to the stock accrued in their accounts under these phantom stock plans, although no future awards will be made. When cash dividends are paid on the common stock, common shares equal in fair market value to the amount of those dividends will be added to the unissued deferred common stock in the directors' accounts under these phantom stock plans.

      Mr. Uding performs consulting services under an agreement dated July 1, 1998 that provides for the payment, through June 30, 2003, of an annual retainer of $250,000 plus out-of-pocket expenses. This agreement also calls for an annual payment of up to $13,000 to Mr. Uding for the purchase of disability, life and health insurance. Mr. Uding was paid a total of $268,000 under this agreement in 1999.

      Mr. Wolitzer is a managing director of Lehman Brothers Inc., which provides investment banking services for us from time-to-time for which it receives customary fees and commissions.

EMPLOYMENT AND OTHER AGREEMENTS

      The company has employment agreements with Messrs. Comer, Tompkins, Thies, Repasz and Bullard. Under the employment agreements, the company employs Mr. Comer as President and Chief Executive Officer at an annual salary of $663,000, Mr. Tompkins as Executive Vice President and Chief Operating Officer at an annual salary of $429,000, Mr. Thies as Executive Vice President-Finance and Chief Financial Officer at an annual salary of $299,000, Mr. Repasz as Senior Vice President-Cement Operations at an annual salary of $250,000 and Mr. Bullard as Senior Vice President-General Counsel and Secretary at an annual salary of $236,000. Under the terms of the employment agreements, the salaries of Messrs. Comer, Tompkins, Thies, Repasz and Bullard may be increased by the Board (or the appropriate Board committee) from time to time.

      Each executive is entitled to receive, in addition to his annual salary, discretionary bonuses pursuant to our Annual Incentive Plan and certain fringe benefits, including the right to participate in our group benefit plans. The agreements have a rolling one year term and are automatically extended unless there is notice of termination by either the company or the executive, except that in the event of a change in control (as defined in the respective agreements) the agreement shall be for two years from the date of the change in control. If the executive's employment is terminated because of his death, disability or voluntary termination of employment prior to the occurrence of a "change in control" (as defined at the end of this paragraph) or if the executive is terminated for cause (as defined in the agreement), the executive shall receive only his annual salary on a pro rata basis to the date of termination. If, prior to a change in control event, the executive's employment is terminated other than for cause (as defined in the agreements), death or disability, the executive shall be entitled to a lump sum payment equal to two times his base annual salary (except Messrs. Repasz and Bullard, who would be entitled to a lump sum payment equal to his base annual salary). Upon the occurrence of a change in control event, vesting will be accelerated on all outstanding stock options and restricted stock previously granted to the executive. If the executive's employment terminates following a change in control event, the company must pay the executive a lump sum termination payment equal to 2.99 times the sum of his base annual salary and the greater of the executive's most recent annual bonus or his target annual bonus. Payments made to such executives under the employment agreements and other agreements after a change in control event which are subject to the provisions of Section 280G and 4999 of the Internal Revenue Code ("Code"), shall be "grossed up" so that the executives shall not be required to bear any of the costs associated with any of the 20% excise tax payable in respect of any such payment. As used in the agreements, a "change in control" occurs if (1) the company reports a change of control in a filing with the SEC, (2) any person, entity or group (other than any employee benefit plan sponsored by the company) is or becomes the beneficial owner of more than 40% of the company's voting stock, or (3) following the election or removal of directors, a majority of the board consists of individuals who were not members of the board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by a directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period. For a period of one year after termination of an executive's employment under an agreement, the executive may not engage in the business of manufacturing or selling cement or ready-mixed concrete products within the United States unless the company consents.

PENSION PLANS

      Substantially all of our employees, including the Named Officers, are covered by a noncontributory, defined benefit pension plan sponsored by us. The retirement benefits to which an employee is entitled under the plan depend on, among other things, the employee's length of service, his average compensation level for the five consecutive years during his participation in the plan yielding the highest average and his social security covered compensation. The compensation used in the calculation of benefits under the plan is a participant's base salary excluding any bonuses or other compensation and is limited by Section 401(a) of the Code. The maximum amount any employee may receive under the defined benefit pension plan is subject to the annual benefit limitations proscribed by the provisions of Section 415(b) of the Code.

      Messrs. Comer, Tompkins and Thies are also covered by the Supplemental Executive Retirement Plan. The purpose of this plan is to attract and retain executives whose skills and talents are important to our operations by providing retirement income in excess of the benefits payable under the defined benefit pension plan. The plan benefit is payable in a lump sum or in any other manner permitted by the defined benefit pension plan, and is calculated under the same formula as the defined benefit pension plan with two exceptions. The compensation used to calculate the five-year average includes not only base salary but also bonuses received under our Annual Incentive Plan. In addition, the computation of the annual benefit does not take into account the limitations of Sections 401 and 415 of the Code. The annual benefit is reduced for amounts payable under social security and the defined benefit pension plan.

      Upon a change in control event, Messrs. Comer, Tompkins and Thies would be entitled to credit for additional age and years of service to age 65 with no penalty for early retirement. These individuals would receive a lump sum payment promptly after a change in control regardless of any retirement or other termination of employment.

      The following table sets forth for each of the Named Officers the estimated annual benefit payable upon normal retirement at age 65, assuming current remuneration levels without any salary increase and participation in the plans until normal retirement at age 65 under the provisions of the foregoing retirement plans:

                                           CURRENT            ESTIMATED CREDITED                               ESTIMATED ANNUAL
                                        CREDITED YEARS       YEARS OF SERVICE AT     CURRENT COMPENSATION    BENEFIT PAYABLE UPON
              NAME                        OF SERVICE                AGE 65             COVERED BY PLANS         RETIREMENT (1)
              ----                   --------------------    --------------------    --------------------    --------------------
Clarence C. Comer ...................                  23                      36    $          1,699,630    $          1,009,580
J. Bruce Tompkins ...................                  12                      26               1,031,700                 442,599
Dennis M. Thies .....................                  13                      27                 636,386                 283,510
David J. Repasz .....................                   5                      20                 170,000(2)               56,100
Patrick S. Bullard ..................                   5                      32                 170,000(2)               89,760

--------------------
(1)   Before reduction for amounts to be paid under social security.
(2)   Current compensation limit under Section 401(a).

OPTION GRANTS FOR 1999

      Our 1987 Stock Option Plan and 1989 Stock Option Plan provide for the grant of stock options to our key employees. The plans authorize the issuance of options to purchase a total of 7,000,000 shares of common stock (2,000,000 shares under the 1987 Plan and 5,000,000 shares under the 1989 Plan). The plans are administered by the Compensation and Development Committee. Members of the committee are not eligible to participate in the plans or any other plan administered by the committee at any time within one year prior to appointment or while serving on the committee, except the 1991 Non-Employee Director plan. The committee is authorized to select key employees to whom stock options are granted under the plans and to determine the number of shares, exercise price and terms of each option granted.

                   OPTION/SAR GRANTS TO NAMED OFFICERS IN 1999

                                                                                                           POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                      NUMBER OF         % OF TOTAL                                      ANNUAL RATES OF STOCK PRICE
                                      SECURITIES        OPTIONS/SARS                                            APPRECIATION
                                      UNDERLYING         GRANTED TO       EXERCISE                           FOR OPTION TERM (4)
                                     OPTIONS/SARS       EMPLOYEES IN      PRICE PER      EXPIRATION     ----------------------------
NAME                                   GRANTED              1999          SHARE (3)         DATE             5%              10%
----                                 ------------       ------------    ------------    ------------    ------------    ------------
Clarence C. Comer ...............          45,000(1)            7.72           56.28        01/20/09    $  1,592,739    $  4,036,312
Clarence C. Comer ...............         100,000(2)           17.15           56.28        01/20/09       3,539,419       8,969,583
J. Bruce Tompkins ...............          24,000(1)            4.12           56.28        01/20/09         849,461       2,152,700
J. Bruce Tompkins ...............          60,000(2)           10.29           56.28        01/20/09       2,123,651       5,381,750
Dennis M. Thies .................          11,000(1)            1.89           56.28        01/20/09         389,336         986,654
Dennis M. Thies .................          30,000(2)            5.15           56.28        01/20/09       1,061,826       2,690,875
David J. Repasz .................           6,500(1)            1.11           56.28        01/20/09         230,062         583,023
David J. Repasz .................          15,000(2)            2.57           56.28        01/20/09         530,913       1,345,437
Patrick S. Bullard ..............           6,500(1)            1.11           56.28        01/20/09         230,062         583,023
Patrick S. Bullard ..............          15,000(2)            2.57           56.28        01/20/09         530,913       1,345,437

--------------------
(1) Options were granted under the 1989 Plan and become exercisable in annual increments of 25%.
(2) Options were granted under the 1989 Plan and become exercisable five years from date of grant.
(3) All options were granted with an exercise price equal to the fair market value of the common stock on the date of the grant.
(4) Potential realizable value was reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent stated assumed rates of appreciation only. Actual values realized, if any, on stock option exercises are dependent on the future performance of the common stock and the officer's continued employment throughout the vesting period. Accordingly, the amounts reflected in this table may not necessarily be achieved.

                                 NAMED OFFICERS'
                     AGGREGATED OPTION/SAR EXERCISES IN 1999
                         AND YEAR END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS HELD AT        IN-THE-MONEY OPTIONS
                                                                          FISCAL DECEMBER 31, 1999         AT DECEMBER 31, 1999*
                                                                        ----------------------------    ----------------------------
                                           SHARES
                                        ACQUIRED ON        VALUE
NAME                                      EXERCISE        REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                    ------------    ------------    ------------    ------------    ------------    ------------
Clarence C. Comer ..................          31,000    $  1,309,011          18,300         201,900    $    295,688    $    731,438
J. Bruce Tompkins ..................           7,450         290,278           8,575         106,925         136,950         251,681
Dennis M. Thies ....................               0               0           6,700          48,525         156,614          97,603
David J. Repasz ....................               0               0           8,700          26,400         229,538          35,913
Patrick S. Bullard .................               0               0           6,650          26,875         159,028          49,064

--------------------
* Based upon the closing price of our common stock on the New York Stock Exchange on December 31, 1999, which was $51.625


                      RATIFICATION OF INDEPENDENT AUDITORS

      The Audit and Finance Committee of the Board and the full Board have approved the appointment of Deloitte & Touche LLP to audit Southdown's books and accounts for 2000. The shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts for the year ending December 31, 2000. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

      Although the Board is not required to submit the appointment of Deloitte & Touche to a shareholder vote, the Board will reconsider that appointment if it is not ratified by the shareholders. The appointment will be deemed ratified if approved by a majority of the votes cast on the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted as votes cast for or against the proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for 2000.

                                 STOCK OWNERSHIP

      THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES SHAREHOLDERS THAT OWN MORE THAN 5% OF OUR VOTING STOCK.

                 STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information we know concerning common stock ownership of each of our directors and Named Officers and all of our executive officers and directors as a group as of March 1, 2000.

                                           AMOUNT
                                             AND
              NAME OF INDIVIDUAL          NATURE OF
                     OF                  BENEFICIAL             PERCENT
                   GROUP                OWNERSHIP (1)          OF CLASS
            ----------------------      --------------         --------
            Clarence C. Comer              166,712 (2)             *

            Patrick S. Bullard              12,160 (3)             *

            Robert S. Evans                500,508 (4)           1.39

            Robert G. Potter                24,983 (5)             *

            David J. Repasz                 14,051 (6)             *

            Frank J. Ryan                   89,673 (7)             *

            Whitson Sadler                  25,996 (8)             *

            Robert J. Slater                39,514 (9)             *

            Dennis M. Thies                23,468 (10)             *

            David J. Tippeconnic           29,922 (11)             *

            J. Bruce Tompkins              32,823 (12)             *


            George E. Uding, Jr.          124,670 (13)             *

            V. H. Van Horn III             37,023 (14)             *

            Steven B. Wolitzer             28,515 (15)             *

            All executive officers
            and directors as a group    1,184,646 (16)           3.26
            (17 persons)
---------
*     Less than 1%.

(1) Except as otherwise noted, each person listed in the table has sole voting and sole investment power with respect to the shares of common stock listed in the table.

(2) Includes 59,850 shares of common stock as to which Mr. Comer holds stock options that will be exercisable on April 30, 2000 and 7,534 restricted shares over which he has voting power but no investment power.

(3) Includes 9,275 shares of common stock as to which Mr. Bullard holds stock options that will be exercisable on April 30, 2000, 476 shares held in the Retirement Savings Plan and 1,599 restricted shares over which he has voting power but no investment power.

(4) Includes 17,500 shares of common stock as to which Mr. Evans holds stock options that will be exercisable on April 30, 2000 and 646 shares held in the phantom stock plans.

(5) Includes 22,000 shares of common stock as to which Mr. Potter holds stock options that will be exercisable on April 30, 2000 and 2,983 shares held in the phantom stock plans.

(6) Includes 11,975 shares of common stock as to which Mr. Repasz holds stock options that will be exercisable on April 30, 2000, 441 shares held in the Retirement Savings Plan and 1,635 restricted shares over which he has voting power but no investment power.

(7) Includes 45,000 shares of common stock as to which Mr. Ryan holds stock options that will be exercisable on April 30, 2000 and 19,673 shares held in the phantom stock plans.

(8) Includes 22,000 shares of common stock as to which Mr. Sadler holds stock options that will be exercisable on April 30, 2000 and 1,996 shares held in the phantom stock plans.

(9) Includes 26,500 shares of common stock as to which Mr. Slater holds stock options that will be exercisable on April 30, 2000 and 3,310 shares held in the phantom stock plans.

(10) Includes 13,400 shares of common stock as to which Mr. Thies holds stock options that will be exercisable on April 30, 2000, 2,460 shares held in the Retirement Savings Plan and 2,559 restricted shares over which he has voting power but no investment power.

(11) Includes 22,000 shares of common stock as to which Mr. Tippeconnic holds stock options that will be exercisable on April 30, 2000 and 2,922 shares held in the phantom stock plans.

(12) Includes 26,200 shares of common stock as to which Mr. Tompkins holds stock options that will be exercisable on April 30, 2000, 1,790 shares held in the Retirement Savings Plan and 4,833 restricted shares over which he has voting power but no investment power.

(13) Includes 17,500 shares of common stock as to which Mr. Uding holds stock options that will be exercisable on April 30, 2000, 1,201 shares held in the Medusa Corporation Savings Plan and 1,175 shares held in the phantom stock plans.

(14) Includes 31,500 shares of common stock as to which Mr. Van Horn holds stock options that will be exercisable on April 30, 2000 and 5,523 shares held in the phantom stock plans.

(15) Includes 26,500 shares of common stock as to which Mr. Wolitzer holds stock options that will be exercisable on April 30, 2000 and 2,015 shares held in the phantom stock plans.

(16) Includes 374,400 shares of common stock subject to stock options held by the officers and directors that will be exercisable on April 30, 2000, 49,945 shares held in various company plans and 19,297 restricted shares over which the officers hold voting power but no investment power.

                    VOTING STOCK OWNED BY "BENEFICIAL OWNERS"

      The following table sets forth information with respect to each person who, as of the dates indicated in the footnotes below, was known by us to be the beneficial owner of more than 5% of any class of our voting securities.

                                              AMOUNT AND
                                              NATURE OF
   TITLE OF CLASS     NAME AND ADDRESS OF     BENEFICIAL        PERCENT
     OR SERIES          BENEFICIAL OWNER      OWNERSHIP         OF CLASS
   --------------    ---------------------- -------------       --------
       Common        FMR Corp.              3,967,804 (1)         11.0
       Stock         82 Devonshire Street
                     Boston, MA  02109

       Common        Brinson Partners, Inc. 3,340,108 (2)          9.3
       Stock         209 LaSalle
                     Chicago, IL  60604

       Common        Mellon Financial       2,108,618 (3)          5.9
       Stock         Corporation
                     One Mellon Bank Center
                     500 Grant Street
                     Pittsburgh, PA
                     15258-0001

(1)FMR Corp. and various affiliates have filed with the SEC a Schedule 13G and seven amendments dated through February 14, 2000 reporting that FMR Corp. is the beneficial owner of these shares because it has sole power to vote 1,866,532 of such shares and sole power to dispose of all such shares.

(2)Brinson Partners, Inc. and an affiliate, UBS AG, filed with the SEC a
   Schedule 13G and one amendment dated February 4, 2000 reporting beneficial ownership of these shares because of sole voting power and shared dispositive power of such shares.

(3)Mellon Financial Corporation and various affiliates have filed with the SEC a Schedule 13G dated January 25, 2000. Mellon Financial Corporation serves as the trustee under Southdown's benefit plans. The shares reported include all shares held of record by Mellon Financial Corporation or its direct or indirect subsidiaries. They report beneficial ownership of these shares because they have sole voting power and sole dispositive power of 1,775,780 and 2,010,913, respectively, of such shares, and shared voting power and dispositive power of 28,862 and 51,617, respectively, of such shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any failure to file by these dates. All required 1999 filings were satisfied on a timely basis. In making this disclosure, we have relied solely on written statements of directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.

                        EXECUTIVE OFFICERS OF THE COMPANY

      The following list sets forth the names, ages and offices of our present executive officers serving until the annual meeting of the Board of Directors to be held in May 2000. The periods during which they have served in these capacities are indicated in the description of their business experience below.

      Clarence C. Comer (52)........   President, Chief Executive Officer and a
                                         Director
      J. Bruce Tompkins (50)........   Executive Vice President, Chief Operating
                                         Officer and a Director
      Dennis M. Thies (51)..........   Executive Vice President-Finance and
                                         Chief Financial Officer
      David J. Repasz (50)..........   Senior Vice President-Cement Operations
      Patrick S. Bullard (38).......   Senior Vice President-General Counsel and
                                         Secretary
      Stephen R. Miley (52).........   Senior Vice President-Cement Sales
      Thomas E. Daman (44)..........   Vice President and Treasurer
      Ricardo Arredondo (47)........   Vice President and Controller


      Mr. Comer was elected President and Chief Executive Officer in February 1987.

      Mr. Tompkins was elected Executive Vice President and Chief Operating Officer in October 1997. For more than five years prior to that time, Mr. Tompkins was Executive Vice President - Cement Group.

      Mr. Thies was elected Executive Vice President-Finance and Chief Financial Officer in March 1998. From May 1995 to March 1998, Mr. Thies was Senior Vice President-Corporate Development. From April 1992 to May 1995, Mr. Thies was Senior Vice President-Environmental Systems.

      Mr. Repasz was elected Senior Vice President-Cement Operations in March 1998. From January 1997 to March 1998, Mr. Repasz was Vice President-Operations and from August 1995 to January 1997, Mr. Repasz was Director of Manufacturing Services of the company. For more than five years prior to that time, Mr. Repasz was a Plant Manager for Essroc Cement Corporation.

      Mr. Bullard was elected Senior Vice President-General Counsel and Secretary in December 1998. From May 1996 to December 1998, Mr. Bullard was Vice President-General Counsel and Secretary. From August 1995 to May 1996, Mr. Bullard was Vice President and General Counsel. From May 1993 to that time Mr. Bullard was associated with the law firm of Bracewell & Patterson, L.L.P., Houston, Texas.

      Mr. Miley was elected Senior Vice President-Cement Sales in March 1998. From September 1994 to March 1998, Mr. Miley served as Corporate Vice President-Sales.

      Mr. Daman was elected Vice President and Treasurer in May 1997. From February 1996 to May 1997, Mr. Daman was Treasurer. For more than five years prior to that time he served as Assistant Treasurer.

      Mr. Arredondo was elected Vice President and Controller in August, 1999. From February 1998 to August 1999, Mr. Arredondo was Vice President and Controller-Concrete Products. From August 1995 to February 1998, Mr. Arredondo was Director of Internal Audit and from September 1994 to August 1995, Mr. Arredondo was Director of Purchasing.

                                OTHER INFORMATION

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      In order for proposals submitted by shareholders of the company pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be included in our proxy statement and proxy relating to our 2001 annual meeting of shareholders, such proposals must be received by us at our principal executive offices not later than December 2, 2000. If notice of a shareholder proposal for the 2001 annual meeting being submitted outside of

Rule 14a-8 is received by us at our principal executive offices after February 28, 2001, it will be considered untimely.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the company. Solicitations of proxies are being made through the mail, and may also be made in person or by telephone. Our employees and directors may be utilized in connection with the solicitation. In addition, we retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $8,000 plus out pocket expenses. We will also request brokers and nominees to forward soliciting materials to the beneficial owners of the common stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

OTHER MATTERS

      The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

ADDITIONAL INFORMATION AVAILABLE

      WE FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN A PAPER COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO SOUTHDOWN, INC., 1200 SMITH STREET, SUITE 2400, HOUSTON, TEXAS 77002-4486; ATTENTION PATRICK S. BULLARD, SENIOR VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY -- TELECOPY (713) 653-8010.

                                    By Order of the Board of Directors



                                    Patrick S. Bullard
                                    SENIOR VICE PRESIDENT-GENERAL COUNSEL AND
                                      SECRETARY

                                 SOUTHDOWN, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 18, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints J. Bruce Tompkins, M. Whitson Sadler and Frank J. Ryan, and each of them, attorneys and agents, with full power of substitution to vote as proxy all the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Southdown, Inc. to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 8:30 A.M., Houston time, on Thursday, May 18, 2000, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the date of the Proxy Statement referred to below, as may properly come before said meeting or any adjournment(s) thereof. Receipt of notice of the meeting and Proxy Statement dated March 31, 2000 is hereby acknowledged.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSAL 2.

The undersigned hereby revokes any proxies previously given and directs said attorneys to act or vote as follows:
1.    ELECTION OF DIRECTORS    [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY
                                   listed (except             to vote for all
                                   as marked to the           nominees listed
                                   contrary below)

              Nominees-- CLARENCE C. COMER, ROBERT G. POTTER, ROBERT
                        J. SLATER AND GEORGE E. UDING, JR.

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2000.
      [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

                                    Dated ______________________________, 2000
                                    ____________________________________________
                                    ____________________________________________
                                            Signature of Shareholder(s)*

                                    o   Please sign as name appears. Joint
                                        owners each should sign. When signing as attorney, trustee, administrator, executor, etc., please indicate your full title as such.

 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.